UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 20, 2009

China Marine Food Group Limited
(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

Da Bao Industrial Zone, Shishi City Fujian, China (Address of principal executive offices)	36700 (Zip code)

Registrant’s telephone number, including area code: 85-595-8898-7588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2009, the Registrant entered into an Investor Relations Consulting Agreement (the “Agreement”) with Hayden Communications International, Inc. (“HCI”), a Florida corporation.

Per the terms of the Agreement, HCI will advise, counsel and inform designated officers and employees of the Registrant as it relates to financial markets and exchanges, competitors, business acquisitions and other aspects of or concerning the Registrant’s business about which HCI has knowledge or expertise. Moreover, HCI will develop, implement and maintain an ongoing stock market support system for the Registrant with the general objective of expanding awareness of the Registrant among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial and trade publications.

In exchange for these services, the Registrant shall pay HCI compensation as follows: (i) a monthly consulting and service fee of $8,000 a month from the initial start date of February 20, 2009 through the end of the contractual period; and (ii) Twenty Thousand (20,000) shares of restricted common stock.

The Agreement shall remain in effect for a period commencing on February 20, 2009 until twelve (12) months thereafter. There are no material relationships between the Registrant or its affiliates and HCI.

A copy of the Investor Relations Consulting Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Investor Relations Consulting Agreement between China Marine Food Group Limited and Hayden Communications International, Inc. dated February 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

	By:	/s/ Pengfei Liu
Dated: February 28, 2009		Pengfei Liu, Chief Executive Officer